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                              THE STATE OF TEXAS
                              SECRETARY OF STATE


                       CERTIFICATE OF RESTATED ARTICLES
                               OF INCORPORATION
                                      OF

                             TITAN HOLDINGS, INC.
                              CHARTER NO. 679619

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Restated Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Restated Articles of Incorporation.


Dated:       August 1, 1996

Effective:   August 1, 1996



[STATE OF TEXAS SEAL]

                                                  /s/ ANTONIO O. GARZA, JR.
                                                 ----------------------------
                                                   ANTONIO O. GARZA, JR.
                                                   Secretary of State      dlm

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                                                     ---------------------------
                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              AUG 01 1996

                                                          Corporations Section
                                                     ---------------------------



                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              TITAN HOLDINGS, INC.



       1. Pursuant to Article 4 of the Texas Business Corporation Act, Titan Holdings, Inc., a Texas Corporation (the "Company"), adopts these restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

       2. The Articles of Incorporation were amended May 2, 1996 by a vote of the shareholders at the Company's annual meeting of shareholders. The purpose of the amendment was to change the number of authorized shares of the common stock from 10,000,000 shares to 40,000,000. At the meeting 9,025,657 shares were entitled to vote on the amendment. 7,423,185 shares voted for the amendment and 594,963 voted against the amendment.

       3. The shareholders of the Company voted to amend the Articles of Incorporation by amending Article IV thereof to read as follows:


                                  "ARTICLE IV

              The total number of shares of all classes of stock which the corporation shall be authorized to issue is 45,000,000 shares, divided into the following: (i) 5,000,000 shares of preferred stock, of the par value $.01 per share ("Preferred Stock"), and (ii) 40,000,000 shares of common stock of the par value $.01 per share ("Common Stock")."

       4. This amendment has been effected in conformity with the provisions of the Texas Business Corporation Act.

       5. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation, which accurately copy the entire text thereof, as amended as set forth above:
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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              TITAN HOLDINGS, INC.


                                   ARTICLE I

       The name of the corporation is TITAN HOLDINGS, INC.


                                   ARTICLE II

       The period of its duration is perpetual.


                                  ARTICLE III

       The corporation is organized to transact any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


                                   ARTICLE IV

       The total number of shares of all classes of stock which the corporation shall be authorized to issue is 45,000,000 shares, divided into the following: (i) 5,000,000 shares of preferred stock, of the par value $.01 per share ("Preferred Stock"), and (ii) 40,000,000 shares of common stock of the par value $.01 per share ("Common Stock").

       A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

       A.  Provisions Applicable to Preferred Stock

       Preferred Stock may be issued from time to time in one or more series and in such amounts as may be fixed and determined herein or by the board of directors. The designations, preferences, limitations and relative rights, including voting rights, of each series of Preferred Stock shall be such as are fixed by the board of directors, and stated and expressed in a resolution or resolutions adopted by the board of directors providing for the establishment of any such series of Preferred Stock. The board of directors is hereby expressly authorized to establish any series of unissued shares of Preferred Stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares





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       of any series so established, within the limitations set forth in
       Article 2.13 of the Texas Business Corporation Act and herein, and to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued.

       Except in respect of the particulars fixed by the board of directors for series established by the board of directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of anyone series of Preferred Stock so designated by the board of directors shall be alike in every particular, except that shares of anyone series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

       B.  Provisions Applicable to Common Stock

       1. Junior Stock. Common Stock is junior to each series of Preferred Stock and is subject to all of the rights, privileges and preferences and priorities of Preferred Stock as herein set forth.

       2. Dividends. Subject to all rights of each series of Preferred Stock, dividends may be paid on Common Stock as and when declared by the board of directors of the corporation out of any funds of the corporation legally available for the payment thereof.

       3. Liquidation Preference. Subject to all of the rights, privileges and preferences and priorities of each series of Preferred Stock, after payment shall have been made in full to the holders of each series of Preferred Stock in the event of any liquidation, dissolution or winding up of the corporation, to the extent of the liquidation preferences of such classes of stock, the remaining assets and funds of the corporation shall be distributed ratably to the holders of Common Stock according to their respective shares.

       4. Voting. Subject to all of the rights, privileges and preferences and priorities of each series of Preferred Stock, the holders of shares of Common Stock shall possess full voting power for the election of directors and for all other purposes. In the exercise of its voting power, Common Stock shall be entitled to one vote for each share held.

       C.  Provisions Applicable to Both Preferred Stock and Common Stock

       1. Preemptive Rights. Ownership of shares of any class of the capital stock of the corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or have offered to them for subscription or purchase any additional shares of capital stock of any class of the corporation or any securities convertible into any class of capital stock of the corporation, however acquired, issued or sold by the corporation, it being the purpose and intent hereof that the board of directors shall have full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the corporation or any securities convertible into stock or any or all shares of





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       stock or convertible securities issued and thereafter acquired by the corporation, for such consideration, not less than the par value thereof, or, in the case of any class of stock without par value, the stated value thereof, in money, property or labor, as the board of directors shall determine.

       2. Cumulative Voting. No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

       3. Authority to Purchase Own Shares. The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor."

                                   ARTICLE V

       The corporation will not commence business until it has received consideration of the value of ONE THOUSAND DOLLARS ($1,000.00) consisting of money, labor done or property actually received, for the issuance of its shares.

                                   ARTICLE VI

       The street address of its present registered office is 1020 NE Loop 410, Suite 700, San Antonio, Texas 78209, and the name of its initial registered agent at this address is Mark E. Watson, Jr.

                                  ARTICLE VII

       The number of directors constituting the board of directors as of the date of these Restated Articles of Incorporation is nine, and the names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders, or until their successors are elected and qualify are:

              NAME                                ADDRESS

              Mark E. Watson, Jr.          1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209

              Gary V. Woods                1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209

              E.B. Lyon, III               1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209





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              Lucius E. Burch, III         1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209

              Michael J. Bodayle           1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209

              Thomas E. Mangold            1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209

              Hector DeLeon                1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209

              Christopher J. Murphy        1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209

              Toby S. Wilt                 1020 NE Loop 410, Suite 700
                                           San Antonio, Texas 78209


                                  ARTICLE VIII

       A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or any act or omission that involves intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for any act or omission for which the liability of the director is expressly provided for by statute. If either the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by such amended act. Any repeal or modification of this Article VIII by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.





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                                   ARTICLE IX

       The power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the board of directors, subject to repeal or change by action of the shareholders.


       In witness whereof, I have hereunto set my hand this 2nd day of May, 1996.


                                   TITAN HOLDINGS, INC.



                                   /s/ MARK E. WATSON, III
                                   ---------------------------------------------
                                   Mark E. Watson, III
                                   Secretary





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